Exhibit 10.48

SECOND AMENDMENT TO SEVERANCE AGREEMENT

MADE AS OF DECEMBER 4, 2002

Nicholas A. Frungillo, Jr. (the “Employee”) and Town Bank, formerly known as The Town Bank of Westfield (the “Bank”) have previously entered into a Severance Agreement made as of December 4, 2002, as amended (the “Agreement”). The parties have agreed that the term of that Agreement should be extended and, accordingly, agree:

(1)	The reference to December 31, 2005 in Paragraph 2 of the Agreement is hereby amended to read March 31, 2006.

(2)	Except for that change, the Agreement shall remain in full force and effect and the parties hereby ratify and affirm all terms of the Agreement.

WITNESS:

/s/ ROBERT W. DOWENS, SR.	/s/ NICHOLAS A. FRUNGILLO, JR.
ROBERT W. DOWENS, SR.	NICHOLAS A. FRUNGILLO, JR.,
Employee

ATTEST:		TOWN BANK

/s/ Angela Bellino	By:	/s/ Joseph F.X. O’Sullivan
Angela Bellino, Secretary		Joseph F.X. O’Sullivan, Chairman
of the Board of Directors

December 27, 2005